Exhibit (c)(8) PRELIMINARY WORKING DRAFT – SUBJECT TO FURTHER REVIEW AND MODIFICATION PRESENTATION TO THE INDEPENDENT DIRECTORS OF SHELL MIDSTREAM PARTNERS GP LLC June 28, 2022

Projection Case Comparison Summary of financial data received on April 8 versus updated financial data received on June 15 Consolidated Asset EBITDA + Equity Distributions ($mm) DCF Cash Costs ($mm) $828 $136 $822 $135 $134 $817 $134 $809 $132 $797 $131 $132 $795 $131 $786 $787 $779 $128 $126 $745 $48 $48 $48 $48 $48 $48 $48 $48 $48 $48 $21 $19 $25 $18 $31 $21 $21 $31 $17 $21 $66 $65 $65 $61 $61 $62 $63 $59 $57 $55 2022E 2023E 2024E 2025E 2026E 2022E 2023E 2024E 2025E 2026E Interest Expense Maintenance Capex Preferred Distributions Distributable Cash Flow ($mm) Total Debt / LTM Cons. Asset EBITDA + Equity Dist. Net Debt / LTM Cons. Asset EBITDA + Equity Dist. Cash / LTM Cons. Asset EBITDA + Equity Dist. $691 $694 $696 $677 $666 $656 $660 $653 $648 $611 3.4x 3.3x 3.3x 3.3x 3.2x 3.2x 3.1x 3.2x 3.1x 3.1x 0.4x 0.5x 0.7x 0.6x 0.9x 1.1x 0.9x 1.1x 1.2x 1.3x 3.0x 2.8x 2.5x 2.5x 2.4x 2022E 2023E 2024E 2025E 2026E 2.3x 2.2x 2.1x 1.9x 1.8x Delta +$44 ($30) +$24 +$17 +$2 $1.55 / $1.67 $1.76 / $1.68 $1.66 / $1.72 $1.65 / $1.69 $1.77 / $1.77 DCF / Unit 2022E 2023E 2024E 2025E 2026E 1.3x / 1.4x 1.5x / 1.4x 1.4x / 1.4x 1.4x / 1.4x 1.5x / 1.5x Coverage Adjusted 4/8/22 Forecast Adjusted 6/15/22 Forecast 1 Source: SHLX management.

CONFIDENTIAL

Key Changes from Adj. 4/8/22 Forecast to 6/15/22 Forecast

	Key Drivers	Aggregate Impact DCF ('22E – '26E) ($mm)	
Gulf of Mexico	PLA revenue uplift (2022E-2024E) **Amberjack:** improved volume outlook in both near-term (producer activity) and medium-term (Chevron JSM platform) **Mars:** increased tariff escalations/improved volume outlook **Odyssey:** lower volume from 1Q22 turnaround at Delta House; $20mm pipeline integrity project in 2026E (terminal year) **Na Kika:** $24mm decrease in 2026E (terminal year) due to removal of unidentified growth wedge	*Amberjack & Mars*	*+$103*
		Odyssey	*($71)*
		Na Kika	*($15)*
		Other:	*($15)*
		GoM Total:	**+$2**
Onshore Crude	PLA revenue uplift (2022E-2024E) **Zydeco:** increased volumes by 25 MBbl/d (approx. 5%) **Lockport:** increased tariff escalations, slightly offset by delayed expansion project	*Zydeco*	*+$97*
		Lockport & LOCAP	*+$25*
		Onshore Total:	**+$122**
Refined Products	**Colonial:** lower tariff outlook due to pending rate case; Line 7 decommissioning **Explorer:** lower volume outlook **Triton West:** increased tariff escalations **NORCO:** increased tariff escalations	*Colonial & Explorer*	*($159)*
		Triton West & NORCO	*+$85*
		Other:	*+$14*
		Refined Products Total:	**($60)**
Corporate & Other	**Interest:** updated LIBOR **RGP:** modest increase to forecast **Other:** MVC deficiency payments/updated Crestwood forecast	**($7)**	
Grand Total		**+$57**	

Source: SHLX management.

INTREPID | 2

Preliminary Illustrative Valuation Analysis | Adjusted 6/15/22 Forecast (1) Methodology Metrics Range Implied Unit Price ($/unit) Current Price: $14.08 6/20 Proposal: $15.10 Unaffected 52-Week Trading Range $10.86 $16.14 Market Trading (Low - High) (2) Wall Street Unit Price Target Range $12.50 $14.00 (Low - High) Research Trading Refer to Trading Comparables Range of Metrics $12.11 $14.16 (3) Valuation Analysis Comparables Precedent Refer to Precedent Transactions Range of Metrics $14.16 $19.99 (3) Valuation Analysis Transactions Precedent Premium to Unaffected Unit Price: 10.0% - 15.0% $14.18 $14.82 $12.89 Premiums Paid Cost of Equity: 13.00% - 8.00% PV of Levered FCF $12.13 $15.40 Terminal Yield: 16.00% - 14.00% Discounted Cash Flow Cost of Equity: 13.00% - 8.00% PV of LP DPU $11.94 $16.25 Terminal Yield: 8.75% - 7.25% $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of June 24, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of March 31, 2022. (2) Forward target price. 3 (3) Reflects average low and average high implied unit price. Source: SHLX management, Wall Street research, public disclosure, FactSet, Bloomberg. For Reference Only

SHLX Forecast Reconciliation Detail | Discounted Cash Flow Analysis Reconciliation from high end of range implied by Discounted LFCF Analysis using Adj. 4/8/22 forecast vs. Adj. 6/15/22 forecast 1 Changes in new forecast provide $0.18 • PLA revenue uplift of uplift, other variables constant • Improved outlook at Amberjack $0.77 ($0.36) (volume) and Mars (volume and $0.06 ($0.48) tariff) $17.13 ($0.29) 3 2 4 • Odyssey: lower volumes/pipeline ($1.44) 5 1 integrity project in 2026E • Removal of Na Kika growth wedge 6 2 $15.40 • PLA revenue uplift • Improved volume outlook for Zydeco • Lockport increased tariff escalations 3 • Colonial lower on pending rate case/Line 7 decommissioning • Lower volumes to Explorer • Increased tariff escalations for Triton West & NORCO 4 • MVC deficiency payments • Updated LIBOR • Updated RGP & Crestwood forecasts 5 • Increased Cost of Equity 75 bps 6 • Increased terminal yield 200 bps 4/8/22 Gulf of Mexico Onshore Refined Other Forecast Updated Updated 6/15/22 Adj. Forecast Crude Products Adjustments Cost of Equity Terminal Yield Adj. Forecast 4 Note: Discounted cash flow analysis based on quarterly cash flows discounted to January 1, 2022. Source: SHLX management.

Peer and Index Trading Performance Since Initial Proposal Represents cumulative trading performance since 2/10/22 Select Diversified Peers Select LT&S Peers Benchmark/Index (1) (1) DCF Yield Δ (%): 1.5% 0.5% 1.0% (0.1%) 0.9% 1.1% 2.3% 1.8% 0.0% 1.5% 1.8% 3.7% 13.6% 1.1% 4.1% 9.2% 1.0% 0.7% (0.3%)(0.4%) (1.0%) (2.2%) Median (Diversified): (2.6%) (2) (4.0%) (4.2%) (4.6%) (6.1%) (12.1%) (13.0%) (13.4%) (13.6%) (17.4%) (30.8%) Note: Market data as of June 24, 2022. (1) Reflects mean of respective peer groups. (2) Represents trading performance up until unaffected date of 6/23/22. 5 Source: FactSet.

CONFIDENTIAL

SHLX Comparable Company Comparison

Compares current comparable company market trading metrics relative to those presented in April 12, 2022 meeting

	Market Data as of April 7, 2022							Market Data as of June 24, 2022							Variance						
	Share/Unit	LP DCF Yield		FCF Yield		DPU Yield		Share/Unit	LP DCF Yield		FCF Yield		DPU Yield		Share/Unit	LP DCF Yield		FCF Yield		DPU Yield	
	Price	2022E	2023E	2022E	2023E	LQA	2022E	Price	2022E	2023E	2022E	2023E	LQA	2022E	Price	2022E	2023E	2022E	2023E	LQA	2022E
MMP	$48.98	10.7%	11.3%	9.6%	9.4%	8.5%	8.5%	$47.52	11.1%	11.8%	10.0%	9.9%	8.7%	8.8%	(3.0%)	0.4%	0.5%	0.4%	0.5%	0.3%	0.2%
NS	$15.47	20.5%	20.7%	11.6%	11.9%	10.3%	10.3%	$13.45	23.6%	24.1%	13.4%	13.9%	11.9%	11.9%	(13.1%)	3.1%	3.3%	1.8%	2.0%	1.6%	1.6%
GEL	$12.33	12.0%	18.3%	2.1%	16.6%	4.9%	4.9%	$8.19	24.6%	31.0%	9.7%	28.6%	7.3%	7.3%	(33.6%)	12.6%	12.8%	7.6%	12.0%	2.5%	2.5%
HEP	$18.17	14.2%	16.3%	12.5%	14.6%	7.7%	7.9%	$16.01	16.2%	18.5%	14.2%	16.5%	8.7%	8.9%	(11.9%)	1.9%	2.2%	1.7%	2.0%	1.0%	1.1%
PBFX	$14.30	19.8%	21.2%	19.2%	20.6%	8.4%	8.4%	$13.35	20.7%	22.0%	20.6%	21.5%	9.0%	9.0%	(6.6%)	0.9%	0.8%	1.4%	0.9%	0.6%	0.6%
ENB	$46.14	9.2%	9.5%	5.3%	6.3%	5.9%	5.9%	$41.78	10.2%	10.5%	5.9%	7.0%	6.4%	6.4%	(9.4%)	1.0%	1.0%	0.6%	0.7%	0.5%	0.5%
ET	$11.04	19.7%	20.4%	14.4%	16.0%	6.3%	7.2%	$10.10	23.4%	23.4%	17.6%	18.6%	7.9%	9.2%	(8.5%)	3.7%	3.0%	3.2%	2.6%	1.6%	2.0%
EPD	$26.22	11.8%	12.3%	9.3%	8.8%	7.1%	7.1%	$23.99	13.6%	13.9%	10.8%	10.1%	7.8%	7.8%	(8.5%)	1.8%	1.6%	1.5%	1.3%	0.7%	0.7%
KMI	$19.27	10.9%	11.5%	7.9%	8.0%	5.6%	5.8%	$16.48	13.2%	13.7%	9.7%	9.6%	6.7%	6.7%	(14.5%)	2.3%	2.2%	1.8%	1.6%	1.1%	1.0%
WMB	$33.65	9.4%	9.9%	6.2%	6.9%	5.1%	5.1%	$30.05	11.2%	11.7%	7.7%	8.4%	5.7%	5.7%	(10.7%)	1.8%	1.9%	1.4%	1.5%	0.6%	0.6%
MPLX	$33.23	13.8%	14.3%	11.6%	11.8%	8.5%	8.7%	$28.86	16.0%	16.5%	13.5%	13.7%	9.8%	10.0%	(13.2%)	2.2%	2.2%	1.9%	1.9%	1.3%	1.3%
OKE	$70.89	9.1%	9.6%	6.9%	7.8%	5.3%	5.3%	$54.57	11.6%	12.7%	8.7%	10.4%	6.9%	6.9%	(23.0%)	2.5%	3.1%	1.8%	2.5%	1.6%	1.6%
PAA	$11.10	19.4%	21.5%	14.7%	14.5%	6.5%	7.3%	$9.92	21.8%	24.0%	16.6%	14.4%	8.8%	8.7%	(10.6%)	2.4%	2.5%	1.9%	(0.1%)	2.3%	1.3%
Mean – All		**13.9%**	**15.1%**	**10.1%**	**11.8%**	**6.9%**	**7.1%**		**16.7%**	**18.0%**	**12.2%**	**14.1%**	**8.1%**	**8.2%**	**(12.8%)**	**2.8%**	**2.9%**	**2.1%**	**2.3%**	**1.2%**	**1.1%**
Median – All		**12.0%**	**14.3%**	**9.6%**	**11.8%**	**6.5%**	**7.2%**		**16.0%**	**16.5%**	**10.8%**	**13.7%**	**7.9%**	**8.7%**	**(10.7%)**	**4.0%**	**2.2%**	**1.2%**	**1.9%**	**1.4%**	**1.4%**
Mean – LT&S		**15.5%**	**17.6%**	**11.0%**	**14.6%**	**8.0%**	**8.0%**		**19.2%**	**21.5%**	**13.6%**	**18.1%**	**9.1%**	**9.2%**	**(13.6%)**	**3.8%**	**3.9%**	**2.6%**	**3.5%**	**1.2%**	**1.2%**
Median – LT&S		**14.2%**	**18.3%**	**11.6%**	**14.6%**	**8.4%**	**8.4%**		**20.7%**	**22.0%**	**13.4%**	**16.5%**	**8.7%**	**8.9%**	**(11.9%)**	**6.4%**	**3.8%**	**1.8%**	**2.0%**	**0.4%**	**0.5%**
Mean – Diversified		**12.9%**	**13.6%**	**9.5%**	**10.0%**	**6.3%**	**6.5%**		**15.1%**	**15.8%**	**11.3%**	**11.5%**	**7.5%**	**7.7%**	**(12.3%)**	**2.2%**	**2.2%**	**1.8%**	**1.5%**	**1.2%**	**1.1%**
Median – Diversified		**11.4%**	**11.9%**	**8.6%**	**8.4%**	**6.1%**	**6.5%**		**13.4%**	**13.8%**	**10.3%**	**10.2%**	**7.3%**	**7.3%**	**(10.7%)**	**2.0%**	**1.9%**	**1.7%**	**1.8%**	**1.2%**	**0.8%**
SHLX (Consensus)	**$15.10**	**11.9%**	**12.6%**	**11.2%**	**12.0%**	**7.9%**	**7.9%**	**$15.10**	**10.9%**	**11.6%**	**10.3%**	**10.9%**	**7.9%**	**7.9%**	**--%**	**(1.0%)**	**(1.0%)**	**(1.0%)**	**(1.0%)**	**--%**	**--%**

(1) *Reflects unaffected price as of 6/23/22.*
(2) *Reflects offer price from 6/20/22 proposal.*
Source: FactSet, Company disclosure, SHLX Management.

INTREPID 6

Interest Rate and Cost of Equity Comparison – Current vs. Historical U.S. Treasury Yield Curve 4.0% 3.5% 3.3% 3.2% 3.2% 3.1% 3.1% 3.0% 2.9% 2.8% 2.7% 2.7% 3.0% 2.7% 2.7% 2.7% 2.5% 2.5% 2.4% 2.0% 1.7% 1.8% 2.3% 1.6% 2.0% 2.0% 2.0% 1.2% 1.8% 1.2% 1.6% 1.0% 0.7% 0.5% 1.1% 0.2% 0.7% 0.1% 0.4% 0.3% 0.0% 1 Month 2 Month 3 Month 6 Month 1 Year 2 Year 3 Year 5 Year 7 Year 10 Year 20 Year 30 Year 6/24/22 Forecast 4/7/22 Forecast 2/10/22 Forecast (Initial Prop.) Cost of Equity Comparison – Current vs. April Materials April 7, 2022 Current Impact to K E (1) Risk-Free Rate 2.7% 3.3% +0.6% (2) Unlevered Beta 0.55 0.55 -- (3) Equity Risk Premium 7.5% 7.5% -- (4) Size Premium 0.5% 0.5% -- Illustrative Cost of Equity 9.5% 10.1% +0.6% Note: Market data as of June 24, 2022. (1) 30-year treasury yield. (2)βU = βL/(1+D/E x (1-t)). (3) Sourced from Kroll Cost of Capital Navigator – 2021. 7 th (4) Represents size premium for CRSP 4 decile as of December 31, 2021 (range of $5.0bn - $8.2bn market capitalization). Source: Bloomberg, 2022 Kroll Valuation Handbook, U.S. Department of the Treasury, public disclosure, FactSet.

APPENDIX 8

CONFIDENTIAL

SHLX Forecast Reconciliation Detail | DCF

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Total
Adj. 4/8/22 Forecast	**$611**	**$691**	**$653**	**$648**	**$694**	**$3,297**
1 (+) Zydeco	9	11	25	24	28	97
2 (+) Colonial	(3)	(11)	(23)	(26)	(30)	(93)
3 (+) Odyssey	(9)	(14)	(10)	(12)	(26)	(71)
4 (+) Explorer	(5)	(15)	(17)	(16)	(13)	(66)
5 (+) Triton West	(1)	10	14	17	15	55
6 (+) Amberjack	15	(3)	7	18	17	54
5 7 (+) Mars	18	(1)	16	7	9	49
5 (+) NORCO	1	2	12	5	10	30
8 (+) Interest Expense	(3)	(6)	(6)	(5)	(7)	(27)
5 9 (+) Lockport	1	3	4	6	6	20
(+) Poseidon	(2)	(4)	(4)	(3)	(3)	(16)
10 (+) Na Kika	3	2	2	2	(24)	(15)
(+) Bengal	3	3	2	3	3	14
(+) RGP	6	1	1	1	4	13
(+) Mattox	2	(2)	(6)	(3)	3	(6)
(+) Locap	2	1	1	1	--	5
(+) Auger	--	(2)	2	--	4	4
(+) Other Adjustments	4	(4)	(2)	2	2	2
(+) Endymion	(1)	2	1	--	--	2
(+) Crestwood	(1)	(1)	--	--	1	(1)
(+) Proteus	(1)	--	1	--	1	1
(+) Delta	7	(4)	3	(5)	(1)	--
6/15/22 Forecast	**$656**	**$659**	**$676**	**$664**	**$693**	**$3,348**
(+) IFP Adj. - Interest / Rounding (1)	(1)	2	1	1	3	7
Adj. 6/15/22 Forecast	**$656**	**$660**	**$677**	**$666**	**$696**	**$3,355**
Memo: Colonial Distribution Normalization(2)	*$52*	*$33*	*$33*	*$29*	*$30*	*$177*

DCF / Unit					
Adj. 4/8/22 Forecast	$1.55	$1.76	$1.66	$1.65	$1.77
Adj. 6/15/22 Forecast	$1.67	$1.68	$1.72	$1.69	$1.77
Memo: Adj. 6/15/22 Forecast (Normalized)	*$1.80*	*$1.76*	*$1.81*	*$1.77*	*$1.85*
% Change	*7.3%*	*(4.4%)*	*3.7%*	*2.7%*	*0.3%*

1. **PLA revenue uplift (commodity price deck); 25 MBbl/d additional volume**
2. **Lower tariff outlook due to pending rate case; Line 7 decommissioning**
3. **Delta House (50% - 60% of revenue) turnaround in 1Q22 and 2025, combined with lower volume outlook; $20mm pipeline integrity project in 2026E (regulatory driven)**
4. **Lower volume outlook**
5. **Increased tariff escalations**
6. **PLA revenue uplift (commodity price deck); increased volume from producer activity, both near-term and 2025 (Chevron – JSM platform)**
7. **Improved volume outlook**
8. **Increased LIBOR; no change to fixed rates or applicable margins**
9. **Lockport tariff escalations slightly offset by delayed expansion project (backwardation)**
10. **Removed unidentified growth wedge from prior forecast in 2026**

(1) Per the reconciliation provided by SHLX management, asset-level DCF buildup does not reconcile to annual totals due to rounding.
(2) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast).
Source: SHLX management.

INTREPID | 9

CONFIDENTIAL

Comparable Public Company Trading Analysis

	($ in billions, except per share/unit data)	Sh./Unit	Market		TEV/EBITDA		LP DCF Yield		FCF Yield[1]		Distribution Yield			LP Dist. Coverage		Lev. (LTM EBITDA)		'22E - '24E CAGR	
	Company	Price	Cap.	TEV	2022E	2023E	2022E	2023E	2022E	2023E	LQA	2022E	2023E	2022E	2023E	Debt	Adj. Debt[2]	DCF	Distr.
LT&S Peers	Magellan Midstream Partners	$47.52	$10.1	$14.9	10.8x	10.2x	11.1%	11.8%	10.0%	9.9%	8.7%	8.8%	8.9%	1.3x	1.3x	3.9x	3.9x	4%	1%
	NuStar	13.45	1.5	5.9	8.3x	8.1x	23.6%	24.1%	13.4%	13.9%	11.9%	11.9%	11.9%	2.0x	2.0x	4.5x	5.5x	2%	0%
	Genesis Energy	8.19	1.0	5.4	8.6x	7.5x	24.6%	31.0%	9.7%	28.6%	7.3%	7.3%	7.3%	3.4x	4.2x	5.4x	6.4x	18%	1%
	Holly Energy Partners	16.01	2.0	3.7	9.1x	8.2x	16.2%	18.5%	14.2%	16.5%	8.7%	8.9%	10.4%	1.8x	1.8x	4.0x	4.0x	10%	17%
	PBF Logistics	13.35	0.8	1.4	6.3x	6.1x	20.7%	22.0%	20.6%	21.5%	9.0%	9.0%	9.0%	2.3x	2.5x	2.6x	2.6x	6%	N/A
Diversified Peers	Enbridge	$41.78	$84.8	$152.4	12.7x	12.3x	10.2%	10.5%	5.9%	7.0%	6.4%	6.4%	6.4%	1.6x	1.6x	5.3x	5.4x	1%	0%
	Energy Transfer	10.10	31.2	94.2	7.5x	7.5x	23.4%	23.4%	17.6%	18.6%	7.9%	9.2%	11.6%	2.5x	2.0x	4.4x	4.7x	1%	17%
	Enterprise Products	23.99	52.3	81.7	9.1x	8.9x	13.6%	13.9%	10.8%	10.1%	7.8%	7.8%	8.1%	1.7x	1.7x	3.1x	3.2x	3%	3%
	Kinder Morgan	16.48	37.4	68.5	9.3x	9.1x	13.2%	13.7%	9.7%	9.6%	6.7%	6.7%	7.0%	2.0x	2.0x	4.4x	4.4x	1%	4%
	Williams	30.05	36.6	61.3	10.0x	9.7x	11.2%	11.7%	7.7%	8.4%	5.7%	5.7%	5.9%	2.0x	2.0x	3.9x	3.9x	3%	4%
	MPLX	28.86	29.2	50.8	8.9x	8.8x	16.0%	16.5%	13.5%	13.7%	9.8%	10.0%	10.3%	1.6x	1.6x	3.6x	3.7x	1%	4%
	ONEOK	54.57	24.5	38.3	10.5x	9.8x	11.6%	12.7%	8.7%	10.4%	6.9%	6.9%	7.0%	1.7x	1.8x	4.1x	4.1x	6%	3%
	Plains All American	9.92	7.0	21.3	9.2x	8.8x	21.8%	24.0%	16.6%	14.4%	8.8%	8.7%	9.2%	2.5x	2.6x	3.7x	4.3x	6%	7%
	Mean – All (13 Companies)				**9.2x**	**8.9x**	**16.7%**	**18.0%**	**12.2%**	**14.1%**	**8.1%**	**8.2%**	**8.7%**	**2.0x**	**2.1x**	**4.1x**	**4.3x**	**5%**	**5%**
	Median – All (13 Companies)				**9.1x**	**8.8x**	**16.0%**	**16.5%**	**10.8%**	**13.7%**	**7.9%**	**8.7%**	**8.9%**	**2.0x**	**2.0x**	**4.0x**	**4.1x**	**3%**	**4%**
	Mean – LT&S (5 Companies)				**8.6x**	**8.0x**	**19.2%**	**21.5%**	**13.6%**	**18.1%**	**9.1%**	**9.2%**	**9.5%**	**2.1x**	**2.4x**	**4.1x**	**4.5x**	**8%**	**5%**
	Median – LT&S (5 Companies)				**8.6x**	**8.1x**	**20.7%**	**22.0%**	**13.4%**	**16.5%**	**8.7%**	**8.9%**	**9.0%**	**2.0x**	**2.0x**	**4.0x**	**4.0x**	**6%**	**1%**
	Mean – Diversified (8 Companies)				**9.6x**	**9.4x**	**15.1%**	**15.8%**	**11.3%**	**11.5%**	**7.5%**	**7.7%**	**8.2%**	**2.0x**	**1.9x**	**4.1x**	**4.2x**	**3%**	**5%**
	Median – Diversified (8 Companies)				**9.2x**	**9.0x**	**13.4%**	**13.8%**	**10.3%**	**10.2%**	**7.3%**	**7.3%**	**7.5%**	**1.9x**	**1.9x**	**4.0x**	**4.2x**	**2%**	**4%**
SHLX	**6/20 Prop. - Consensus**	**$15.10**	**$5.9**	**$9.5**	**N/A**	**N/A**	**10.9%**	**11.6%**	**10.3%**	**10.9%**	**7.9%**	**7.9%**	**7.9%**	**1.4x**	**1.5x**	**N/A**	**N/A**	**3%**	**0%**
	6/20 Prop. - Adj. 6/15/22 Forecast[4]	**$15.10**	**$5.9**	**$9.5**	**N/A**	**N/A**	**11.9%**	**11.7%**	**11.8%**	**11.2%**	**7.9%**	**7.9%**	**7.9%**	**1.4x**	**1.4x**	**N/A**	**N/A**	**3%**	**0%**
	Current - Consensus	**$14.08**	**$5.5**	**$9.1**	**N/A**	**N/A**	**11.7%**	**12.4%**	**11.0%**	**11.7%**	**8.5%**	**8.5%**	**8.8%**	**1.4x**	**1.4x**	**N/A**	**N/A**	**3%**	**0%**
	Current - Adj. 6/15/22 Forecast[4]	**$14.08**	**$5.5**	**$9.1**	**N/A**	**N/A**	**11.8%**	**11.9%**	**11.7%**	**11.4%**	**8.5%**	**8.5%**	**8.5%**	**1.4x**	**1.4x**	**N/A**	**N/A**	**3%**	**0%**

Note: Market data as of June 24, 2022; pro forma announced M&A and capital markets activity.
(1) Represents DCF less growth capex.
(2) Adjusted debt reflects 50% debt treatment for preferred equity.
(3) Reflects unaffected price as of 6/23/22.
(4) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast).
Source: Public disclosure, FactSet, Wall Street research, SHLX management.

INTREPID

10

Preliminary Illustrative Valuation Analysis – Trading Comparables Adjusted 6/15/22 Forecast ($mm, unless otherwise noted) (1) Methodology Metrics Range Implied Unit Price ($/unit) 6/20 Proposal: $15.10 Current Price: $14.08 (2) 2022E LP DCF / Unit: $1.80 $11.61 $13.33 15.50% - 13.50% (Colonial Normalized) (2) 2023E LP DCF / Unit: $1.76 $11.02 $12.59 16.00% - 14.00% (Colonial Normalized) Trading Comparables 2022E LP DPU: $1.20 8.75% - 7.25% $13.71 $16.55 (3) Reference Range $14.16 $12.11 $7.00 $10.50 $14.00 $17.50 $21.00 Note: Market data as of June 24, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of March 31, 2022. (2) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast). 11 (3) Reflects average low and average high implied unit price. Source: SHLX management, public disclosure, FactSet.

Preliminary Illustrative Valuation Analysis – Precedent Transactions Adjusted 6/15/22 Forecast (1) Methodology Metrics Range Implied Unit Price ($/unit) Current Price: $14.08 6/20 Proposal: $15.10 (2) 2022E LP DCF / Unit: $1.80 $14.99 $19.99 12.00% - 9.00% (Colonial-Normalized) Precedent 2022E LP DPU: $1.20 9.00% - 6.00% $13.33 $20.00 Transaction Analysis (3) Reference Range $14.16 $19.99 $7.00 $10.50$14.00$17.50$21.00 Note: Market data as of June 24, 2022. (1) Based on $2.4bn of net debt, $1.2bn preferred equity and 393.3mm units outstanding as of March 31, 2022. (2) Adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast). 12 (3) Reflects average low and average high implied unit price. Source: SHLX management, FactSet, public disclosure.

CONFIDENTIAL

Select Midstream Precedent Transactions

					Transaction Metrics		Final Premium to:	
Unaff. Date	Buyer	Target	8/8ths Equity Value ($bn)[1]	Buyer % Owned	FY+1 LP DCF Yield	FY+1 LP DPU Yield	1-Day	30-Day VWAP
10/8/21	Ergon	Blueknight Energy Partners	$0.2	32%	9.0%	3.7%	51%	47%
10/25/21	Phillips 66	Phillips 66 Partners	10.1	70%	10.6%	4.2%	7%	0%
8/4/21	BP	BP Midstream Partners	1.5	54%	11.2%	9.8%[2]	11%	3%
2/4/21	Chevron Corp.	Noble Midstream Partners	1.1	62%	21.3%	6.0%	(1%)	6%
10/2/20	TC Energy Corporation	TC PipeLines	2.1	24%	13.5%[2]	8.8%	14%	12%
2/25/20	Equitrans Midstream	EQM Midstream Partners	4.6	54%	21.6%	5.2%	0%	3%
8/27/19	Blackstone	Tallgrass Energy	6.3	44%	10.6%	10.0%	56%	23%
11/7/18	Western Gas Equity Partners	Western Gas Partners	8.4	30%	8.5%	8.1%[2]	8%	8%
10/19/18	EnLink Midstream	EnLink Midstream Partners	6.5	22%	9.2%	8.5%[2]	1%	4%
10/17/18	Valero Energy	Valero Energy Partners	2.9	68%	7.0%	5.7%	7%	12%
9/18/18	Dominion Energy	Dominion Energy Midstream Partners	2.8	61%	6.6%	n/a	1%	8%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	27.5	2%	12.5%	9.8%[2]	11%	14%
7/9/18	ArcLight	TransMontaigne Partners	0.7	20%	9.3%	7.8%	14%	9%
5/16/18	Enbridge	Spectra Energy Partners	17.6	83%	9.8%	8.7%	10%	3%
5/16/18	Enbridge	Enbridge Energy Partners	4.9	33%	14.9%	9.1%	9%	6%
3/15/18	Williams	Williams Partners	38.9	74%	7.6%	6.4%	14%	13%
2/7/18	Tallgrass Energy GP	Tallgrass Energy Partners	3.5	35%	9.6%	8.4%[2]	10%	10%
9/23/16	Columbia Pipeline Group	Columbia Pipeline Partners	1.7	47%	4.9%	4.7%	11%	17%
Summary Statistics (18 Transactions)								
75th Percentile			**$7.9**	**62%**	**12.2%**	**8.8%**	**13.0%**	**12.9%**
Mean			**$7.9**	**45%**	**11.0%**	**7.3%**	**12.9%**	**11.0%**
Median			**$4.0**	**45%**	**9.7%**	**8.1%**	**9.7%**	**8.4%**
25th Percentile			**$1.8**	**30%**	**8.6%**	**5.7%**	**6.9%**	**4.1%**
Shell / Shell Midstream Current Proposal								
2/10/22	**Shell**	**Shell Midstream**	**$5.9**	**69%**	**11.9%[3]**	**7.9%[3]**	**17%**	**19%**

Note: Excludes non-limited partnership/LLC transactions or transactions with non-US targets. Transaction metrics are based on management projections available in public disclosure (e.g., proxy statement).

(1) Does not include value attributable to an economic general partner or to incentive distribution rights.

(2) Reflects yield based on Wall Street consensus metrics.

(3) Metrics assume adj. 6/15/22 forecast and are adjusted to reflect normalized Colonial distribution policy ($76mm, equal to 2026 levels in 4/8/22 forecast).

Source: FactSet, Wall Street research, public disclosure, SHLX management.

INTREPID | 13

Discounted Cash Flow Analysis | Levered Free Cash Flow Adjusted 6/15/22 Forecast Projected Forecast Period ($mm, unless otherwise noted) 2022E 2023E 2024E 2025E 2026E Terminal Consoldiated Asset EBITDA + Equity Distributions $786 $795 $809 $797 $828 $828 (-) Maintenance Capex (31) (21) (19) (18) (21) (21) (-) Interest Expense (57) (66) (65) (65) (63) (63) (-) Preferred Distributions (48) (48) (48) (48) (48) (48) (+) Other 6 -- -- -- -- -- Total Distributable Cash Flow $656 $660 $677 $666 $696 $696 (-) Growth Capex (8) (27) (37) (24) (40) (40) (+) Other Adjustments -- -- -- -- -- -- (±) Debt Borrowing / (Repayment) -- -- -- -- -- -- Levered Free Cash Flow $648 $633 $640 $642 $656 $656 (/) Average Units Outstanding (mm) 393.3 393.3 393.3 393.3 393.3 393 LFCF / Unit ( LFCFPU ) $1.65 $1.61 $1.63 $1.63 $1.67 $1.67 Memo: LP DCF / Unit ( LP DCFPU ) $1.67 $1.68 $1.72 $1.69 $1.77 $1.77 Discounted LFCFPU (10.50% Ke) $1.57 $1.39 $1.27 $1.15 $1.07 Present Value of LFCFPU (10.50% Ke) $6.44 Terminal DCFPU $1.77 (/) Terminal Yield 15.0% Terminal Value (Undiscounted) $11.81 Present Value of Terminal Value (10.50% Ke) $7.17 Memo: % of Total 52.7% Memo: Implied Perpetuity Growth Rate (3.9%) Implied Unit Price $13.61 Sensitivity Analysis PV of Terminal Value Implied Unit Price Implied Perpetuity Growth Rate PV of Terminal DCFPU Yield LFCFPU 16.00% 15.50% 15.00% 14.50% 14.00% 16.00% 15.50% 15.00% 14.50% 14.00% 16.00% 15.50% 15.00% 14.50% 14.00% 13.00% $6.12 $6.01 $6.20 $6.41 $6.63 $6.87 $12.13 $12.33 $12.53 $12.75 $12.99 (2.6%) (2.2%) (1.7%) (1.3%) (0.9%) 11.75% 6.28 6.35 6.56 6.78 7.01 7.26 12.63 12.84 13.05 13.29 13.54 (3.7%) (3.2%) (2.8%) (2.4%) (2.0%) 10.50% 6.44 6.72 6.94 7.17 7.41 7.68 13.16 13.38 13.61 13.86 14.12 (4.7%) (4.3%) (3.9%) (3.5%) (3.1%) 9.25% 6.61 7.11 7.34 7.59 7.85 8.13 13.73 13.96 14.20 14.46 14.74 (5.8%) (5.4%) (5.0%) (4.6%) (4.2%) 8.00% 6.79 7.53 7.78 8.04 8.31 8.61 14.33 14.57 14.83 15.11 15.40 (6.9%) (6.5%) (6.1%) (5.7%) (5.3%) 14 Note: Discounted cash flow analysis based on quarterly cash flows discounted to January 1, 2022. Source: SHLX management. Cost of Equity

CONFIDENTIAL

Discounted Cash Flow Analysis | Distribution Discount Model

Adjusted 6/15/22 Forecast

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	**$656**	**$660**	**$677**	**$666**	**$696**	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.67	$1.68	$1.72	$1.69	$1.77	
LP Distribution / Unit ("DPU")	**$1.20**	**$1.20**	**$1.20**	**$1.20**	**$1.20**	**$1.20**
Memo: Implied Coverage	*1.39x*	*1.40x*	*1.43x*	*1.41x*	*1.48x*	
Discounted LP DPU (10.50% Ke)	$1.14	$1.03	$0.94	$0.85	$0.77	

Present Value of LP DPU (10.50% Ke)	**$4.73**
Terminal LP DPU	$1.20
(/) Terminal Yield	8.0%
Terminal Value (Undiscounted)	$15.00
Present Value of Terminal Value (10.50% Ke)	**$9.11**
Memo: % of Total	*65.8%*
Memo: Implied Perpetuity Growth Rate	*2.3%*
Implied Unit Price	**$13.83**

Sensitivity Analysis

		PV of Terminal Value					Implied Unit Price					Implied Perpetuity Growth Rate				
		Terminal DPU Yield														
Cost of Equity	PV of DPU	8.75%	8.38%	8.00%	7.63%	7.25%	8.75%	8.38%	8.00%	7.63%	7.25%	8.75%	8.38%	8.00%	7.63%	7.25%
13.00%	$4.49	$7.45	$7.78	$8.14	$8.54	$8.99	$11.94	$12.27	$12.64	$13.04	$13.48	3.9%	4.3%	4.6%	5.0%	5.4%
11.75%	4.61	7.87	8.22	8.61	9.03	9.50	12.48	12.83	13.22	13.64	14.11	2.8%	3.1%	3.5%	3.8%	4.2%
10.50%	4.73	8.33	8.70	9.11	9.56	10.05	13.05	13.43	13.83	14.28	14.77	1.6%	2.0%	2.3%	2.7%	3.0%
9.25%	4.85	8.81	9.21	9.64	10.11	10.64	13.66	14.06	14.49	14.97	15.49	0.5%	0.8%	1.2%	1.5%	1.9%
8.00%	4.98	9.34	9.75	10.21	10.71	11.27	14.32	14.74	15.19	15.70	16.25	(0.7%)	(0.3%)	0.0%	0.3%	0.7%

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 15

CONFIDENTIAL

Distribution Discount Model | Adj. 6/15/22 Forecast

Distributions based on targeting a 1.10x distribution coverage ratio (assumes no forecasted distribution cuts)

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	**$656**	**$660**	**$677**	**$666**	**$696**	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.67	$1.68	$1.72	$1.69	$1.77	
LP Distribution / Unit ("DPU")	**$1.52**	**$1.53**	**$1.56**	**$1.56**	**$1.61**	**$1.61**
Memo: Implied Coverage	*1.10x*	*1.10x*	*1.10x*	*1.08x*	*1.10x*	
Discounted LP DPU (10.50% Ke)	$1.44	$1.32	$1.22	$1.10	$1.03	

Present Value of LP DPU (10.50% Ke)	**$6.11**
Terminal LP DPU	$1.61
(/) Terminal Yield	8.0%
Terminal Value (Undiscounted)	$20.12
Present Value of Terminal Value (10.50% Ke)	**$12.22**
Memo: % of Total	*66.7%*
Memo: Implied Perpetuity Growth Rate	*2.3%*
Implied Unit Price	**$18.33**

Sensitivity Analysis

Cost of Equity	PV of DPU	PV of Terminal Value					Implied Unit Price					Implied Perpetuity Growth Rate				
		Terminal DPU Yield														
		8.75%	8.38%	8.00%	7.63%	7.25%	8.75%	8.38%	8.00%	7.63%	7.25%	8.75%	8.38%	8.00%	7.63%	7.25%
13.00%	$5.80	$9.99	$10.44	$10.93	$11.46	$12.06	$15.79	$16.24	$16.73	$17.27	$17.86	3.9%	4.3%	4.6%	5.0%	5.4%
11.75%	5.95	10.56	11.03	11.55	12.12	12.74	16.51	16.99	17.50	18.07	18.70	2.8%	3.1%	3.5%	3.8%	4.2%
10.50%	6.11	11.17	11.67	12.22	12.82	13.48	17.28	17.78	18.33	18.93	19.59	1.6%	2.0%	2.3%	2.7%	3.0%
9.25%	6.27	11.82	12.35	12.93	13.57	14.27	18.10	18.63	19.21	19.84	20.54	0.5%	0.8%	1.2%	1.5%	1.9%
8.00%	6.45	12.52	13.08	13.70	14.37	15.12	18.97	19.53	20.14	20.82	21.56	(0.7%)	(0.3%)	0.0%	0.3%	0.7%

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 16

CONFIDENTIAL

Distribution Discount Model | Adj. 6/15/22 Forecast

Distributions based on targeting a 1.25x distribution coverage ratio (assumes no forecasted distribution cuts)

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Terminal
	Projected Forecast Period					
Total Distributable Cash Flow	**$656**	**$660**	**$677**	**$666**	**$696**	
(/) Average Units Outstanding (mm)	393.3	393.3	393.3	393.3	393.3	
DCF / Unit ("DCFPU")	$1.67	$1.68	$1.72	$1.69	$1.77	
LP Distribution / Unit ("DPU")	**$1.33**	**$1.34**	**$1.38**	**$1.38**	**$1.42**	**$1.42**
Memo: Implied Coverage	*1.25x*	*1.25x*	*1.25x*	*1.23x*	*1.25x*	
Discounted LP DPU (10.50% Ke)	$1.27	$1.16	$1.07	$0.97	$0.90	

Present Value of LP DPU (10.50% Ke)	**$5.38**
Terminal LP DPU	$1.42
(/) Terminal Yield	8.0%
Terminal Value (Undiscounted)	$17.71
Present Value of Terminal Value (10.50% Ke)	**$10.75**
Memo: % of Total	*66.7%*
Memo: Implied Perpetuity Growth Rate	*2.3%*
Implied Unit Price	**$16.13**

Sensitivity Analysis

Cost of Equity	PV of DPU	PV of Terminal Value					Implied Unit Price					Implied Perpetuity Growth Rate				
		Terminal DPU Yield														
		8.75%	8.38%	8.00%	7.63%	7.25%	8.75%	8.38%	8.00%	7.63%	7.25%	8.75%	8.38%	8.00%	7.63%	7.25%
13.00%	$5.11	$8.79	$9.18	$9.61	$10.09	$10.61	$13.90	$14.29	$14.72	$15.20	$15.72	3.9%	4.3%	4.6%	5.0%	5.4%
11.75%	5.24	9.29	9.71	10.16	10.66	11.22	14.53	14.95	15.40	15.90	16.45	2.8%	3.1%	3.5%	3.8%	4.2%
10.50%	5.38	9.83	10.27	10.75	11.28	11.86	15.21	15.65	16.13	16.66	17.24	1.6%	2.0%	2.3%	2.7%	3.0%
9.25%	5.52	10.41	10.87	11.38	11.94	12.56	15.93	16.39	16.90	17.46	18.08	0.5%	0.8%	1.2%	1.5%	1.9%
8.00%	5.67	11.02	11.51	12.05	12.65	13.30	16.69	17.19	17.73	18.32	18.97	(0.7%)	(0.3%)	0.0%	0.3%	0.7%

Note: Discounted cash flow analysis based on quarterly distributions discounted to January 1, 2022.
Source: SHLX management.

INTREPID | 17

Illustrative Interest Rate Sensitivity Analysis Illustrative Interest Rate Sensitivity Analysis Interest Expense NPV Impact (1) 2022E 2023E 2024E 2025E 2026E Total ($/Unit) Status Quo $57 $66 $65 $65 $63 $316 n/a Incremental Interest vs. Status Quo +50bps $-- $2 $4 $5 $7 $18 ($0.10) +100bps -- 5 7 10 13 36 (0.20) +150bps -- 7111620 54 Rate Increase (0.31) at Maturity +200bps -- 10 15 21 27 73 (0.41) +250bps -- 12 19 26 34 91 (0.51) +300bps -- 15 22 31 40 109 (0.61) Overview of Debt Maturities as of 3/31/2022 ($mm) $1,000 $760 $600 $600 $600 $750 $266 4.06% 4.18% 2.96% $494 L+0.99% $250 L+1.00% 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 June December July July March Intercompany Fixed Facility Intercompany Revolving Credit Facility Available Borrowing Capacity Note: Market data as of June 22, 2022. Discounted cash flow analysis based on quarterly cash flows discounted to January 1, 2022. 18 (1) Reflects an approximate Cost of Equity of 10.50% and terminal Distributable Cash Flow yield of 15.00%. Source: Company disclosure, SHLX Management.

Illustrative Sensitivity DCF Impact | Consolidated

Sensitivity PV Impacts as Presented in April 2022

($mm, unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	Total	PV of LFCF Δ ($/unit)[1]
Adj. 4/8/22 Forecast	**$611**	**$691**	**$653**	**$648**	**$694**	**$3,297**	
1 (+) Zydeco Volume Recovery	--	37	70	73	75	255	1.40
2 (+) Shenandoah Development (GoM)	--	--	2	43	41	85	0.65
3 (+) Additional PLA Revenue (GoM)[2]	20	14	11	7	3	56	0.16
4 (+) Colonial Distribution Recovery	--	25[3]	13	6	3	47	0.13[3]
3 (+) Additional PLA Revenue (Onshore Crude)[4]	18	14	12	7	4	55	0.17
(+) Hurricane Impact Risking (GoM)	8	8	8	8	8	40	0.18
(+) Mars Second Cavern Renewal (GoM)	--	--	--	11	11	22	0.17
(+) Dover Development (GoM)	--	--	1	8	9	18	0.15
(+) Fort Sumter Development (GoM)	--	--	1	7	9	18	0.15
5 (+) Lockport Tank Expansion Risking[5]	--	--	4	4	4	11	0.02
Adj. 4/8/22 Forecast (Sensitivity)	**$657**	**$789**	**$774**	**$822**	**$861**	**$3,903**	**$3.18**
4 *Memo: One-time Distribution of Excess Cash*	--	*62*	--	--	--	*62*	*$0.14*

DCF / Unit	2022E	2023E	2024E	2025E	2026E
Adj. 4/8/22 Forecast	$1.55	$1.76	$1.66	$1.65	$1.77
Adj. 4/8/22 Forecast (Sensitivity)	$1.67	$2.01	$1.97	$2.09	$2.19
$ Change	*$0.12*	*$0.25*	*$0.31*	*$0.44*	*$0.42*
% Change	*7.5%*	*14.3%*	*18.6%*	*26.8%*	*24.1%*

1. Management stated volumes increased by 25 MBbl/d
2. Volumes won by Genesis Energy
3. Oil price deck increased to $95-105, $80, and $70 from 22E-24E; unchanged at $61 and $64 in 25E-26E
4. Rate case could negatively impact tariffs in near- and long-term; management has indicated forecast includes some level of "reparation" payments associated with rate case that would deplete balance sheet cash
5. Expansion project delayed to 2024 given lack of market demand (backwardated)

Denotes Notable Update Since 4/8/22 Forecast

Note: NYMEX strip pricing as of April 7, 2022.
(1) Represents the impact to SHLX unit price under the PV of Levered FCF valuation when using midpoint of discount rate range.
(2) Includes additional volumes attributed to Shenandoah development, Dover development and Fort Sumter development. Assumes 4/7/22 NYMEX strip.
(3) Excludes one-time cash distribution of balance sheet cash in excess of $100mm ($382mm gross, $62mm net to SHLX's 16.125% interest).
(4) Includes additional volumes related to Zydeco volume recovery. Assumes 4/7/22 NYMEX strip.
(5) DCF figures exclude $18mm of incremental growth capex; incremental growth capex included in PV of Levered FCF analysis.
Source: SHLX management, Wood Mackenzie, FactSet.

INTREPID | 19

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